Exhibit 99.1

             Media Contact:
858-366-6900
media@tandemdiabetes.com

Investor Contact:
858-366-6900
IR@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces Third Quarter 2026 Financial Results

San Diego, November 5, 2026 - Tandem Diabetes Care, Inc. (Nasdaq: TNDM) (the Company), a global insulin delivery and diabetes technology company, today reported its financial results for the quarter ended September 30, 2026.

Third Quarter 2026 Financial Highlights
•Sales of $283.7 million worldwide, including $191.0 million in the United States (U.S.)
•Gross margin of 57%, up 270 basis points compared to third quarter 2025
•Pump shipments of approximately 33,000 worldwide, including nearly 23,000 pumps in the U.S.
•Operating margin improved 830 basis points compared to third quarter 2025
•Scaled pay-as-you-go reimbursement model resulting in 15% of U.S. sales through the pharmacy channel
Third Quarter 2026 and Recent Strategic Highlights
•Increased pharmacy formulary coverage to approximately 50% of U.S. lives
•Expanded availability of t:slim X2 compatibility with the Abbott FreeStyle Libre 3 Plus Sensor to 11 international markets
•Announced international availability of Tandem Mobi in 12 countries

“Tandem’s third-quarter performance demonstrates that our strategy is delivering results,” said John Sheridan, president and chief executive officer. “We are expanding access to Tandem’s life-changing technology, strengthening our business model, advancing our pipeline and driving greater operating efficiency, creating a stronger foundation for sustainable, profitable growth.”

Exhibit 99.1
Third Quarter 2026 Financial Results Compared to Third Quarter 2025
•Sales: Worldwide sales increased 14% to $283.7 million, compared to $249.3 million on a reported basis and in constant currency(1).

Sales in the U.S. increased 9% to $191.0 million, compared to $175.6 million.

International sales increased 26% to $92.6 million, compared to $73.6 million. International sales increased 27% in constant currency(1).

Shipments in the U.S. were nearly 23,000 pumps, compared to more than 20,000 pumps.

International shipments were nearly 11,000 pumps, compared to more than 9,000 pumps.

•Gross profit: Gross profit was $160.4 million, compared to $134.3 million. Gross margin was 57%, compared to 54%.

•Operating loss: Operating loss was $2.4 million, or negative 1% of sales, compared to operating loss of $22.9 million, or negative 9% of sales.

•Net loss: Net loss was $7.1 million, compared to net loss of $21.2 million.

Adjusted EBITDA(1) was $18.0 million, or 6% of sales, compared to $2.8 million, or 1% of sales.

See tables for additional financial information.

2026 Financial Guidance

For the year ending December 31, 2026, the Company is reaffirming the following financial guidance:
•Sales are estimated to be approximately $1.065 billion to $1.085 billion
•U.S. sales of approximately $730 million to $745 million
•International sales of approximately $335 million to $340 million
•Gross margin is estimated to be approximately 56% to 57% of sales
•Adjusted EBITDA margin(2) is estimated to be approximately 5% to 6% of sales
•Non-cash charges included in cost of goods sold and operating expenses are estimated to be approximately $85 million. This includes:
•Approximately $65 million non-cash, stock-based compensation expense
•Approximately $20 million depreciation and amortization expense
For a comprehensive overview of the Company's guidance assumptions for 2026, including pricing and transition assumptions for the adoption of pay-as-you-go reimbursement in the U.S. and the initiation of international direct operations, please see the Events & Presentations tab in the Investor Center of the Tandem Diabetes Care website at https://investor.tandemdiabetes.com.

(1)Constant currency sales growth and adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for additional information on these non-GAAP financial measures. A reconciliation of constant currency to GAAP sales can be found in Table C “Sales by Geography and Non-GAAP Reconciliation of Constant Currency Sales Growth” attached to this press release. A reconciliation of adjusted EBITDA to net loss can be found in Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release.

(2)Adjusted EBITDA margin is a non-GAAP financial measure. The Company has not reconciled adjusted EBITDA margin outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot reasonably be predicted with the level of precision required, the Company is unable to provide outlook for the comparable GAAP measure (net income (loss) as a percentage of sales). Forward-looking estimates of adjusted EBITDA margin are made in a manner consistent with relevant calculations and assumptions noted herein.

Exhibit 99.1
Non-GAAP Financial Measures

Certain financial measures presented in this press release are not calculated or presented in accordance with generally accepted accounting principles (GAAP). The Company has provided these non-GAAP financial measures to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company’s management believes these non-GAAP financial measures are important operating performance indicators because they either exclude items that are unrelated to, and may not be indicative of, the Company’s core operating results, or aid in presenting information on a consistent and comparable basis. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, financial measures calculated and presented in accordance with GAAP. To the extent the Company uses such non-GAAP financial measures in the future, the Company expects they will be calculated using a consistent method from period to period and, if not, an explanation will be provided.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is a non-GAAP financial measure that is calculated by adding back to net loss the following items: income tax expense (benefit); interest income, interest expense and other, net; depreciation and amortization; litigation and settlement expense; stock-based compensation expense; and non-recurring facility impairment and restructuring costs. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by GAAP sales. A reconciliation of adjusted EBITDA to net loss has been provided in Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release.

Constant Currency Sales Growth

Constant currency sales growth is a non-GAAP financial measure that represents the change in sales between current and prior year periods using the exchange rate in effect during the applicable prior year period. A reconciliation of constant currency to GAAP sales has been provided in Table C “Sales by Geography and Non-GAAP Reconciliation of Constant Currency Sales Growth” attached to this press release.

Conference Call

The Company will hold a conference call and simultaneous webcast today at 4:30pm Eastern Time (1:30pm Pacific Time). The link to the webcast will be available by accessing the Events & Presentations tab in the Investor Center of the Tandem Diabetes Care website at https://investor.tandemdiabetes.com, and will be archived for 30 days. To access the call by phone, please use this link (https://register-conf.media-server.com/register/BI99b384cce5da4b33b55d2905f84b8b26) and you will be provided with dial-in details, including a personal pin.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, a global insulin delivery and diabetes technology company, manufactures and sells advanced automated insulin delivery systems that reduce the burden of diabetes management, while creating new possibilities for patients, their loved ones, and healthcare providers. The Company’s pump portfolio features the Tandem Mobi system and the t:slim X2 insulin pump, both of which feature Control-IQ+ advanced hybrid closed-loop technology. Tandem Diabetes Care is headquartered in San Diego, California. For more information, visit tandemdiabetes.com.

Tandem Diabetes Care, the Tandem logo, Control-IQ, Control-IQ+, Tandem Mobi and t:slim X2 are either registered trademarks or trademarks of Tandem Diabetes Care, Inc. in the U.S. and/or other countries.

Exhibit 99.1
Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding, among other things, the Company’s projected financial results. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, the Company’s ability to achieve projected financial results will be impacted by market acceptance of the Company’s products; products marketed and sold or under development by competitors; foreign currency exchange rates; the Company’s ability to establish and sustain operations to support international sales, including expanding into additional geographies and going direct in certain markets; changes in reimbursement rates or insurance coverage for the Company’s products; the success of the Company’s sales models and strategies, including the Company’s pay-as-you-go pharmacy channel reimbursement model; the Company’s ability to meet increasing operational and infrastructure requirements from higher customer interest and a larger base of existing customers; the Company’s ability to successfully commercialize its products; the Company’s ability to develop and launch new products; risks associated with the regulatory approval process in the U.S. and internationally for new products; the potential that newer products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete or less desirable, or may otherwise negatively impact the purchasing trends of customers; reliance on third-party relationships, such as outsourcing and supplier arrangements; global economic conditions; and other risks identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other documents that the Company files with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors except as required by law.

# # #

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Table A
(in thousands)
	(unaudited)
	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash, cash equivalents and short-term investments	$443,082	$292,666
Accounts receivable, net	180,022	165,491
Inventories	143,121	128,769
Other current assets	54,499	31,217
Total current assets	820,724	618,143

Property and equipment, net	85,141	83,580
Operating lease right-of-use assets	98,002	96,172
Equity method investment	125,538	60,351
Other long-term assets	30,089	22,866
Total assets	$1,159,494	$881,112

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and employee-related liabilities	$156,510	$138,488
Operating lease liabilities	20,381	19,472
Deferred revenue	8,325	9,527
Other current liabilities	70,859	75,237
Total current liabilities	256,075	242,724

Convertible senior notes, net - long-term	603,388	310,036
Operating lease liabilities - long-term	112,774	114,967
Deferred revenue - long-term	7,595	8,474
Other long-term liabilities	44,575	49,741
Total liabilities	1,024,407	725,942

Total stockholders’ equity	135,087	155,170
Total liabilities and stockholders’ equity	$1,159,494	$881,112

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Table B
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Sales	$283,690	$249,253	$785,471	$724,353
Cost of sales	123,268	114,961	343,481	345,799
Gross profit	160,422	134,292	441,990	378,554
Operating expenses:
Selling, general and administrative	113,945	108,440	333,774	331,889
Research and development	48,846	48,715	141,811	147,048
Acquired in-process research and development expenses	—	—	—	75,217
Litigation and settlement expense	—	—	—	19,951
Total operating expenses	162,791	157,155	475,585	574,105
Operating loss	(2,369)	(22,863)	(33,595)	(195,551)
Total other income (expense), net	(5,324)	(2,280)	(14,633)	(9,403)
Loss before income taxes	(7,693)	(25,143)	(48,228)	(204,954)
Income tax expense (benefit)	(608)	(3,978)	418	(833)
Net loss	$(7,085)	$(21,165)	$(48,646)	$(204,121)

Net loss per share - basic and diluted	$(0.10)	$(0.31)	$(0.70)	$(3.04)

Weighted average shares used to compute basic and diluted net loss per share	69,650	67,652	69,024	67,040

Exhibit 99.1

TANDEM DIABETES CARE, INC.
SALES BY GEOGRAPHY AND NON-GAAP RECONCILIATION OF CONSTANT CURRENCY SALES GROWTH
Table C
(Unaudited)

($'s in thousands)	Three Months Ended September 30,
	2026	2025	% Change	Currency Impact	% Change Constant Currency
United States:
Pump	$83,381	$84,785	(2)%
Supplies and other	107,664	90,846	19%
Total Sales in the United States	$191,045	$175,631	9%	—%	9%

International:
Pump	$31,575	$25,329	25%
Supplies and other	61,070	48,293	26%
Total International Sales	$92,645	$73,622	26%	(1)%	27%

Total Worldwide Sales	$283,690	$249,253	14%	—%	14%

($'s in thousands)	Nine Months Ended September 30,
	2026	2025	% Change	Currency Impact	% Change Constant Currency
United States:
Pump	$244,324	$242,393	1%
Supplies and other	286,856	254,079	13%
Total Sales in the United States	$531,180	$496,472	7%	—%	7%

International:
Pump	$95,710	$81,683	17%
Supplies and other	158,581	146,198	8%
Total International Sales	$254,291	$227,881	12%	3%	9%

Total Worldwide Sales	$785,471	$724,353	8%	1%	7%

Exhibit 99.1

TANDEM DIABETES CARE, INC.
RECONCILIATION OF GAAP VERSUS NON-GAAP FINANCIAL RESULTS
Table D
(Unaudited)

($'s in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP operating loss	$(2,369)	$(22,863)	$(33,595)	$(195,551)
Litigation and settlement expense	—	—	—	19,951
Non-recurring facility impairment and restructuring costs(1)	—	—	—	11,167
Non-GAAP operating loss	$(2,369)	$(22,863)	$(33,595)	$(164,433)
GAAP operating margin(2)	(1)%	(9)%	(4)%	(27)%
Non-GAAP operating margin(2)	(1)%	(9)%	(4)%	(23)%

GAAP net loss	$(7,085)	$(21,165)	$(48,646)	$(204,121)
Income tax expense (benefit)	(608)	(3,978)	418	(833)
Interest income, interest expense and other, net	5,324	2,280	14,633	9,403
Depreciation and amortization	4,513	4,493	13,487	13,171
Litigation and settlement expense	—	—	—	19,951
Stock-based compensation expense	15,893	21,141	47,293	72,271
Non-recurring facility impairment and restructuring costs(1)	—	—	—	11,167
Adjusted EBITDA	$18,037	$2,771	$27,185	$(78,991)
Adjusted EBITDA margin(2)	6%	1%	3%	(11)%

GAAP net loss	$(7,085)	$(21,165)	$(48,646)	$(204,121)
Litigation and settlement expense	—	—	—	19,951
Non-recurring facility impairment and restructuring costs(1)	—	—	—	11,167
Non-GAAP net loss	$(7,085)	$(21,165)	$(48,646)	$(173,003)

GAAP cash used in operating activities	$(819)	$8,264	$(24,395)	$(19,510)
Less: capital expenditures	(4,687)	(4,092)	(15,005)	(13,263)
Non-GAAP free cash flow (3)	$(5,506)	$4,172	$(39,400)	$(32,773)
(1) In the first quarter of 2025, the Company recorded $11.2 million in impairment charges related to its operating lease right-of-use assets, and severance and other restructuring costs associated with the relocation of certain research and development activities.
(2) GAAP margins, including GAAP gross margin and GAAP operating margin, and non-GAAP margins, including non-GAAP operating margin and adjusted EBITDA margin, are calculated using GAAP sales.
(3) Free cash flow is a non-GAAP financial measure that the Company defines as cash provided by operating activities less capital expenditures.